                                        Registration No. 33-24858



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      __________________________________

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                      __________________________________

                           P. H. GLATFELTER COMPANY
             --------------------------------------------------
              (Exact name of issuer as specified in its charter)


                   Pennsylvania                         23-0628360
         --------------------------------          -------------------
          (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)            Identification No.)


                  Spring Grove, Pennsylvania               17362
            --------------------------------------      -----------
            (Address of Principal Executive Offices)    (Zip Code)


                           P. H. Glatfelter Company
                         Employee Stock Purchase Plan
                       --------------------------------
                           (Full title of the plan)


                           Robert S. Wood, Secretary
                              228 S. Main Street
                            Spring Grove, PA  17362
                            -----------------------
                    (Name and address of agent for service)

                                (717) 225-4711
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                         Morris Cheston, Jr., Esquire
                       Ballard Spahr Andrews & Ingersoll
                        1735 Market Street - 51st Floor
                       Philadelphia, Pennsylvania  19103

          The Board of Directors of P. H. Glatfelter Company (the "Company") adopted the Company's Employee Stock Purchase Plan (the "Plan") on September 28, 1988 and the Plan became effective on January 1, 1989. The Board of Directors amended the Plan on March 22, 1989, September 27, 1989, March 25, 1992 and June 24, 1992.

          On October 13, 1988, the Company filed Registration Statement No. 33-24858 on Form S-8 (the "Registration Statement") to register 500,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), such shares constituting all of the shares available for issuance under the Plan, and an indeterminate amount of interests in the Plan. On October 27, 1989, the Company filed a Post-Effective Amendment No. 1 to the Registration Statement. No additional shares of the Common Stock were registered pursuant to the Post-Effective Amendment No. 1 to the Registration Statement.

          On April 22, 1992, the Company's shareholders adopted an amendment to the Company's Articles of Incorporation, as amended and restated, increasing the authorized shares of Common Stock of the Company from 60,000,000 shares, par value $.01 per share, to 120,000,000 shares, par value $.01 per share, and the Company effected a two-for-one split of the Common Stock. Articles of Amendment were filed with the Department of State of the Commonwealth of Pennsylvania and became effective on April 22, 1992. Pursuant to Rule 416 under the Securities Act of 1933, the Registration Statement was deemed to cover an additional 500,000 shares of Common Stock issuable pursuant to the anti-dilution provisions of the Plan, or a total of 1,000,000 shares.

          On April 26, 1995, the Board of Directors of the Company approved an action to terminate the Plan effective September 30, 1995. As of the effective time of the termination of the Plan, 827,437 shares of the 1,000,000 shares of Common Stock available for issuance under the Plan (as adjusted for the two-for-one split) had been issued and sold.

          Accordingly, the Company hereby deregisters a total of 172,563 shares of Common Stock, which amount constitutes all of the shares of Common Stock available for issuance under the Plan which remained unsold at the termination of the Plan.

                                   SIGNATURES
                                   ----------


          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on the date written below.


                                              P. H. GLATFELTER COMPANY


October 7, 1997                               By: /s/ R. P. Newcomer
                                                  ---------------------
                                                   R. P. Newcomer
                                                   Senior Vice
                                                   President and
                                                   Chief Financial
                                                   Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                         Date
---------                      -----                         ----

/s/ T. C. Norris            Chairman, President,       October 7, 1997
-------------------------   Chief Executive
T. C. Norris                Officer and Director



/s/ G. H. Glatfelter II     Senior Vice President      October 7, 1997
------------------------    and Director
G. H. Glatfelter II


/s/ R. P. Newcomer          Senior Vice President      October 7, 1997
------------------------    and Chief Financial
R. P. Newcomer              Officer

/s/ C. M. Smith             Comptroller                October 7, 1997
-------------------------
C. M. Smith


/s/ R. E. Chappell          Director                   October 7, 1997
-------------------------
R. E. Chappell


/s/ N. DeBenedictis         Director                   October 7, 1997
-------------------------
N. DeBenedictis


/s/ G. H. Glatfelter        Director                   October 7, 1997
----------------------
G. H. Glatfelter


/s/ R. S. Hillas            Director                   October 7, 1997
-------------------
R. S. Hillas


/s/ M. A. Johnson II        Director                   October 7, 1997
-------------------------
M. A. Johnson II


/s/ R. W. Kelso             Director                   October 7, 1997
-------------------------
R. W. Kelso


/s/ P. R. Roedel            Director                   October 7, 1997
---------------------
P. R. Roedel


/s/ J. M. Sanzo             Director                   October 7, 1997
------------------
J. M. Sanzo


/s/ R. L. Smoot             Director                   October 7, 1997
----------------
R. L. Smoot

          The Plan.  Pursuant to the requirements of the Securities Act of 1933,
          --------
the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Spring Grove, Commonwealth of Pennsylvania, on the date written below.


October 7, 1997                           P. H. GLATFELTER COMPANY
                                          EMPLOYEE STOCK PURCHASE PLAN


                                          By:/s/ R. P. Newcomer
                                             ---------------------------
                                              R. P. Newcomer
                                              Chairman
                                              Employee Benefit Committee